Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Funtalk China Holdings Limited (the “Company”) for the three months period ended June 30, 2009, as amended, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kim Chuan (“Jackie”) Leong, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

/s/ Kim Chuan (“Jackie”) Leong
Kim Chuan (“Jackie”) Leong
Chief Financial Officer

December 10, 2009